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                                                                     Exhibit 2.1


THESE SECURITIES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE LAWS OF ANY STATE OR ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Issue Date:
Principal Amount:

                 I.I.S. INTELLIGENT INFORMATION SYSTEMS LIMITED

                   Libor + 1.5% Convertible Secured Debenture

No: 1

1. Consideration. FOR VALUE RECEIVED, IIS INTELLIGENT INFORMATION SYSTEMS LIMITED (the "Company"), an Israeli company, with offices at Gutwirth Science-Based Industrial Center, Technion City, Haifa 32000, Israel, hereby promises to pay to the order of __________, whose address is ____________________, or its registered assigns (hereinafter, the "Registered Holder"), the principal sum of _________ Dollars ($________), in lawful money of the United States, on the "Maturity Date" (as defined below), with interest thereon from December 20, 2000 in like money at the rate of LIBOR plus one and a half percent (1.5%) per annum on the unpaid balance of this Debenture until paid or converted. Interest on this Debenture shall be payable quarterly, on the first business day of March, June, September and December of each year, commencing March 2001. The first interest payment will include interest accrued from December 20, 2000.

     The interest shall be increased by one percent (1%) for every four (4) weeks of delay by the Company in making the filings specified in Sections 4.c and 4.d of the Securities Purchase Agreement (the "Securities Purchase Agreement") of even date by and between the Company and the Purchasers listed therein (without derogating from any other remedy of the Registered Holder). Subject to Section 4 herein, principal payments shall be reduced by that portion of the principal amount of the Debenture that are converted into the Company's Ordinary Shares (the "Ordinary Shares").

     "LIBOR" shall mean the London Inter Bank Offering Rate for three-month dollar deposits for similar amounts as published by the Wall Street Journal.

     The Company shall repay the principal amount in equal quarterly installments on the first business day of March , June, September and December of each year, commencing at the beginning of the third year following the issuance of the Debenture and ending at the end of the fifth year (each such payment date shall be referred to as an "Installment Date"), in such manner that on each Installment Date, the Company shall repay 8 1/3 % of the principal amount of the Debentures.

2. Payment. Principal and interest shall be payable at such address as the Registered Holder shall have designated to the Company in writing at least fifteen (15) business days prior to each Installment Date and the Maturity Date (and, in the event of failure to provide such address, at the address specified in section 1 above), in lawful tender of the United States.

3. Issuance of Notes. This Debenture has been issued by the Company pursuant to the authorization of the Board of Directors of the Company (the "Board") and issued pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company issued units (the "Units"), each Unit consisting of $100,000 principal amount of the Debentures and 10,000 three-year non-redeemable warrants (the "Warrants"). Pursuant to the Securities Purchase Agreement, $3,000,000 in aggregate principal amount of Debentures were issued on the date hereof. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of the Debentures. A copy of the Securities Purchase Agreement may be obtained by any Registered Holder of the Debentures from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement. The Debentures, together with any debentures from time to time issued in replacement thereof, whether pursuant to transfer and assignment, partial conversion thereof or otherwise, are hereinafter sometimes collectively referred to as the "Debentures."

4. Conversion Price. At the option of the Registered Holder hereof, all or any part of the unpaid principal amount of this Debenture may, upon execution of the Notice of Conversion attached hereto and the surrender of this Debenture to the Company for conversion, be convertible at any time following the date of issuance of this Debenture (the "Conversion Date") into fully paid non-assessable Ordinary Shares of the Company, at a conversion price (the "Conversion Price") equal to one (1) Ordinary Share for each $3 nominal value of the principal amount of the Debenture. The Conversion Price may be adjusted pursuant to the provisions of Section 9(c) hereof.

5. Conversion and Delivery. Subject to the limitations set forth below, Notice of Conversion may be given at any time after the date hereof. The Company shall convert this Debenture pursuant to such Notice of Conversion in accordance with Section 5 of the Securities Purchase Agreement.

     No fractional Ordinary Shares shall be issued upon conversion of this Debenture. The Registered Holder expressly waives his rights to receive a certificate for any fractional shares. If less than all of the unpaid principal amount evidenced by this Debenture shall be converted, the Company will, upon such exercise of the conversion privilege, execute and deliver to the

     Registered Holder hereof a new Debenture (dated the date hereof) evidencing the remaining amount of principal then outstanding.

     Notwithstanding the above, in the event that the closing price of the Company's Ordinary Shares for a period of at least fifteen (15) consecutive trading days is equal to or greater than $6.00, the Company may give written notice to the Registered Holder and the entire outstanding amount of this Debenture, shall be deemed to have been converted into Ordinary Shares of the Company on the day following receipt of such notice.

6. Early Repayment. Commencing on the first day of the 10th month following December 20, 2000 and ending at the end of the 15th month following the said date, the Company may effect early repayment of the Debentures by the payment of 166.66% of the principal amount of the Debenture (with respect to the principal amount not converted to shares at that time). In the event the Company wishes to perform such early repayment, it shall notify the Registered Holder, in writing, and shall consummate such early repayment within ten (10) days following the date of the notice. In the event of such early repayment the exercise price all of the Warrants shall be reduced to US$4 per share.

7.   Covenants.

     (a) The Company will pay all taxes, assessments and governmental charges lawfully levied or assessed upon it, its property and any part thereof, and upon its income for profits, and any part thereof, before the same shall become delinquent; and will duly observe, and conform in all material aspects to, all lawful requirements of any governmental authority relative to any of its property, and all covenants, terms and conditions upon or under which any of its property is held; provided that nothing in this Section 7 shall require the Company to observe or conform to any requirement of governmental authority or to pay any such tax, assessment or governmental charges so long as the validity thereof shall be contested in good faith; and provided further the Company shall not be required to pay any such taxes, assessments or charges, if, in the judgment of the Board, such payment shall not be in the best interests of the Company in the conduct of its business.

     (b) Subject to the other provisions of this Debenture, the Company at all times will maintain its corporate existence and right to carry on its business and will duly procure all necessary renewals and extensions thereof and use its best efforts to maintain, preserve and renew all of its rights, powers, privileges and franchises; provided however, that nothing herein contained shall be construed to prevent the Company from ceasing or omitting to exercise any rights, powers, privileges or franchises which, in the judgment of the Board, can no longer be profitably exercised, nor to prevent the consolidation, merger or liquidation of any subsidiary or subsidiaries of the Company with or into the Company.

     (c) The Company will at no time close its stock transfer books against the transfer of any Ordinary Shares issued or issuable upon the conversion

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          of, or in lieu of payments on, the Debentures, in any manner which interferes with the timely conversion of such Debentures, except as may otherwise be required to comply with applicable securities laws and the laws of the State of Israel.

     (d) The Company will not, by amendment of its Memorandum of Association or Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or pursuant to the Securities Purchase Agreement by the Company, and will at all times assist in good faith in the carrying out of all the provisions of this Debenture and the Securities Purchase Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Registered Holders of the Debentures against impairment.

     (e) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Registered Holder of the Debentures, at least ten
          (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          Notwithstanding anything contained herein to the contrary, no adjustment of the Conversion Price shall be made by reason of the issuance of shares pursuant to the acquisition by the Company of all or substantially all of the stock or assets of any other corporation or corporations.

8. Taxes. The issuance of certificates representing Ordinary Shares upon the conversion of this Debenture shall be made without charge to the converting Registered Holder of the Debenture for any tax with respect to such issue.

9.   Floating Charge; Debenture Protection; Full Ratchet.

     (a) Upon the issuance of the Debentures the Company shall register a first degree floating charge over all its assets according to the Debenture in the form attached hereto in Exhibit 1 in favor of each of the Registered Holders.

     (b) Without derogating from the provisions of Section 9(a) above, in the event that at any time the Debentures are not converted or repaid in full, and the Company issues additional debentures upon preferred terms (as to the Conversion Price or Security), then the terms of the outstanding Debentures shall be amended to include such preferred terms, but this shall not constitute any breach or default hereunder.

     (c) In addition, until the repayment or conversion of the entire principal amount of the Debentures, in the event that the Company issues New Securities (as defined below) at a price lower than the Conversion Price, the Conversion Price of any part of the principal amount of this Debenture which has not been converted by such date will be automatically be reduced to such lower price.

          "New Securities" shall mean any shares of the Company, whether or not now authorized, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" shall not include (i) shares of the Company issuable upon exercise or options or warrants outstanding on the date hereof, 2000 or issued or granted pursuant to the Warrants; (ii) securities issued to employees and consultants of the Company pursuant to any stock option plan or stock purchases or stock bonus arrangement approved by the Board of Directors of the Company; (iii) securities issued pursuant to payment of any dividend or distribution with respect to all of the Company's issued and outstanding capital stock or (iv) securities issued to a strategic investor according to a strategic investor agreement, which, in addition to its equity investment in the Company, provides significant added value to the Company's business;

               For the purposes of any adjustment of the Conversion Price pursuant to this Section 9(c), the following provisions shall be applicable:

               (i) In the case of the issuance of Shares for consideration in whole or in part in property other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value of such property , irrespective of any accounting treatment.

               (ii) In the case of the issuance of Shares for consideration in whole or in part other than cash or property, the value of such consideration shall be deemed to be the aggregate value of such Shares, less the value of any other consideration received by the Company.

               (iii) In the case of the issuance of options or other rights to purchase or subscribe for securities by their terms convertible into or exchangeable for shares or options to purchase or other rights to subscribe for such convertible or exchangeable securities:

               (A) the aggregate maximum number of Ordinary Shares deliverable upon exercise of such options to purchase or rights to subscribe for Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Shares covered thereby;

               (B) the aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights, provided that in making the foregoing calculations, such convertible or exchangeable securities shall be deemed to have been converted or redeemed; and

               (C) if there is any change in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), then the Conversion Price shall automatically be readjusted in proportion to such change.


      (c)  Share Dividend; Subdivision; Split of Shares.  If the number of
           --------------------------------------------
      Ordinary Shares outstanding at any time prior to repayment or conversion of this Debenture is increased by a shares dividend payable in Ordinary Shares or by a subdivision or split-up of Ordinary Shares, then, following the record date fixed for the determination of holders of shares entitled to receive such shares dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased and the number of Ordinary Shares issuable on conversion of the principal amount shall be increased in proportion to such increase in outstanding shares.

      (d)  Combination of Shares.  If, at any time prior to repayment or
           ---------------------
      conversion of this Debenture, the number of Ordinary Shares outstanding is decreased by a combination of the outstanding Ordinary Shares, then, following the record date for such combination, the Conversion Price shall be appropriately increased and the number of Ordinary Shares issuable on on conversion of the principal amount shall be increased in proportion to such increase in outstanding shares.

      (e)  Calculations.  All calculations under this Section 9 shall be made to
           ------------
      the nearest one-tenth of a cent ($0.001) or to the nearest one-tenth of a share, as the case may be.

10. No Rights as Stockholder. The Registered Holder of this Debenture shall not, by reason of the ownership of this Debenture, have any rights whatsoever as a stockholder of the Company, or any other rights, whatsoever, except as stated in this Debenture and in the Securities Purchase Agreement.

11. Events of Default. In case one or more of the following events of default shall have occurred:

     (a) default in the due and punctual payment of interest upon or principal of any of the Debentures as and when the same becomes due and payable either at maturity or otherwise, which such default continues for five
          (5) days; or

     (b) failure to deliver the Ordinary Shares required to be delivered upon conversion of Debentures in the manner and at the time required by
          Section 5 of the Securities Purchase Agreement, which such failure continues for five (5) days; or

     (c) failure on the part of the Company to duly observe or perform any of its other covenants or agreements contained in the Debentures or to cure any material breach in a material representation contained in the Securities Purchase Agreement for a period of forty-five (45) days after the date on which written notice of such failure requiring the same to be remedied has been given by a Registered Holder to the Company; or

     (d) a decree or order by a court having jurisdiction has been entered adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization of the Company under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of ninety (90) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of ninety (90) days; or

     (e) the Company institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

     then, and in each and every such case, so long as such event of default has not been remedied and unless the principal of all the Debentures has already become due and payable, the holders of not less than seventy five
     percent (75%) in principal amount of the Debentures then outstanding,   by
     notice in writing to the Company, may declare the principal of his Debenture then outstanding and the interest accrued thereof, if not already due and payable, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding.

12. Transferability. This Debenture is transferable, in whole or in part in accordance with the terms of Section 5 of the Securities Purchase Agreement. Upon obtaining such written consent, the Registered Holder may submit a written notification, in person or by his duly authorized attorney, demanding for a transfer of the Debenture on the register of the Company maintained at its principal offices. The Company may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof, for the purpose of receiving payment of the principal thereof and interest hereon, whether or not the same shall be overdue, and for all other purposes whatsoever, including but without limitation, the giving of any written notices required hereunder, and the Company shall not be affected by any notice to the contrary.

13. Non-Recourse. No recourse shall be had for the payment of the principal of or the interest on this Debenture or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company either directly or through the Company, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all liability, if any, of that character against any such incorporator, stockholder, officer or director being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

14. Acceptance of Holder. This Debenture is subject to all of the covenants, obligations, conditions, rights, limitations and other provisions stated herein, to all of which the Holder and each successive holder hereof by acceptance of any Debenture assents.

15. Amendments and Modification. Changes in or additions to this Debenture may be made, and compliance with any covenant or condition herein set forth may be omitted only if the Company shall obtain the written consent from the Registered Holder of this Debenture.

16. Non-Waiver. Neither any failure nor any delay on the part of the Registered Holder of this Debenture in exercising any right, power, or privilege hereunder shall operate as a waiver of any rights of any holder hereof, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power of privilege accorded to any Registered Holder hereof.

17. Governing Law. This Debenture shall be construed and enforced in accordance with and governed by the laws of Israel, without giving effect to principles of conflicts of law. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding shall be conclusive and binding, and may be enforced in Israel by suit on the judgment or in any other manner provided by law. The Parties hereby consent to the jurisdiction of the courts of Tel-Aviv, and hereby waive, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

18. Headings. The headings contained in this Debenture are for reference purposes only and shall not affect the meaning of interpretation of this Debenture.



                            [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed as of the date first written above.

                             I.I.S. INTELLIGENT INFORMATION SYSTEMS LIMITED


                             By: __________________________________
                                 Name: Robi Hartman
                                 Title:  Chairman and CEO
Attest:


By: ___________________________
    Name:
    Title:

                              NOTICE OF CONVERSION


The conversion form appearing below should only be executed by the Registered Holder desiring to convert all or part of the principal amount of the Debenture attached hereto.




                                 CONVERSION FORM


                                                  Date: _______________________



TO:      I.I.S. INTELLIGENT INFORMATION SYSTEMS
         Gutwirth Science-Based Industrial Center
         Technion City, Haifa 32000
         Israel


The undersigned hereby exercises the conversion privilege upon the terms and conditions set forth in the attached Debenture, to the extent of the maximum number of Ordinary Shares issuable pursuant to the terms of Sections 4 and 5 of the Debenture, and accordingly, authorizes the Company to apply $__________ principal amount of the attached Debenture to payment in full for such Ordinary Shares. Please register such shares and make delivery thereof as follows:
Registered in the Name of (Giving First or Middle Name in Full)



Name__________________________________________
               (Please Print)

Address_______________________________________

                              DELIVERY INSTRUCTIONS


To be completed ONLY if Certificates are to be mailed to persons other than Registered Holders.



Name__________________________________________
               (Please Print)

Address_______________________________________


Signature_____________________________________

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto ________________________________________________________the within Debenture and all rights thereunder, hereby irrevocably authorizing the Company to transfer said note on the books of the Company, with full power of substitution in the premises.


Dated:


                                Signature: ____________________________

                                Print Name:____________________________
In the presence of:


Signature: ____________________________

Print Name:____________________________